UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 5, 2017

 TIFFANY & CO.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) As previously reported, Frederic Cumenal stepped down from his role as Chief Executive Officer of Tiffany & Co. (the “Company”), effective as of February 5, 2017. On March 6, 2017, Mr. Cumenal also resigned from his position as a director of the Company, effective as of February 10, 2017.
On March 6, 2017, the Company and Tiffany and Company, on the one hand, and Mr. Cumenal, on the other hand, entered into the Separation Agreement and Release (the “Separation Agreement”). The Separation Agreement affirmed that Mr. Cumenal would receive certain severance payments and benefits pursuant to the Senior Executive Employment Agreement, by and among the Company, Mr. Cumenal and Tiffany and Company, effective March 10, 2011 (the “Employment Agreement”). In addition, the Separation Agreement provided for additional consideration of: (i) amendments to the terms applicable to certain of Mr. Cumenal’s equity awards to the effect that (x) all portions of all of Mr. Cumenal’s Stock Option Awards that were vested as of February 10, 2017, will remain exercisable until February 10, 2018; (y) the Performance-Based Restricted Stock Unit Award made to Mr. Cumenal on January 14, 2015, will continue to vest on the terms and conditions (including performance goals) previously established by the Company; provided, that (1) such vesting will be prorated based on the portion of the performance period that Mr. Cumenal was employed with the Company and its affiliates and (2) the portion of such award to vest may only be reduced on a discretionary basis to the extent such reduction is effective with respect to executive officers of the Company and its affiliates generally; and (z) all unvested portions of the Stock Option Awards granted to Mr. Cumenal on September 19, 2013, January 16, 2014, January 14, 2015, and January 20, 2016 that would have vested in accordance with their terms on or before February 10, 2018, will vest as of the date the release referenced in clause (A) below becomes effective and will expire on February 10, 2018, (ii) an additional lump sum of $690,612.90, (iii) amendments to the Employment Agreement reducing the post-employment duration of certain of Mr. Cumenal’s non-solicitation obligations from eighteen to twelve months, and (iv) certain outplacement benefits. In exchange for the consideration set forth in (i), (ii), (iii), and (iv) of the immediately preceding sentence (the “additional consideration”), Mr. Cumenal: (A) executed and has not revoked a release and waiver of claims in favor of the Company and its affiliates (such release to become effective upon expiration of the applicable revocation period and such additional consideration to be contingent upon such effectiveness) and (B) agreed to provide reasonable assistance with respect to litigation matters and provide transition assistance to the interim Chief Executive Officer of the Company, Michael J. Kowalski. Breach of the agreement to provide such assistance, or of the applicable confidentiality, no-hire and non-solicitation obligations, will entitle the Company to recover or revoke the additional consideration.
The foregoing summary of the Separation Agreement is not complete and is qualified in its entirety by the Separation Agreement, a copy of which is filed as Exhibit 10.41 to this Form 8-K and is incorporated herein by reference in its entirety.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits:

Exhibit No.	Description
10.41	Separation Agreement and Release, dated as of March 6, 2017, by and among Tiffany & Co. and Tiffany and Company and Frederic Cumenal

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2017	TIFFANY & CO.

	By:	/s/ Leigh M. Harlan
	Name:	Leigh M. Harlan
	Title:	Senior Vice President, Secretary and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description
10.41	Separation Agreement and Release, dated as of March 6, 2017, by and among Tiffany & Co. and Tiffany and Company and Frederic Cumenal

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